UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2017

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Sidney Street, Suite 200 Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Michael Landsittel as Vice President, Finance

On November 22,  2017,  Blueprint Medicines Corporation (the “Company”) entered into an employment agreement with Michael Landsittel, its Vice President, Finance.  This employment agreement provides for “at will” employment and supersedes and replaces in all respects the terms of the offer letter agreement and change in control agreement that the Company previously entered into with Mr. Landsittel in connection with his employment with the Company.

The employment agreement entitles Mr. Landsittel to an annual base salary of $260,936 and an annual performance bonus targeted at 30% of his base salary, each of which are subject to periodic review and adjustment.  Mr. Landsittel is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. If Mr. Landsittel’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. Landsittel for good reason (as defined in his employment agreement), and subject to Mr. Landsittel’s execution of a release of potential claims against the Company,  Mr. Landsittel will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary and (ii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Landsittel’s COBRA health continuation period, whichever ends earlier. However, in the event that Mr. Landsittel’s employment is terminated by the Company without cause, or Mr. Landsittel terminates his employment with the Company for good reason, in either case within 12 months following the occurrence of a sale event (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Mr. Landsittel’s execution of a release of potential claims against the Company,  Mr. Landsittel will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of 12 months of Mr. Landsittel’s base salary then in effect plus Mr. Landsittel’s target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Landsittel’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Mr. Landsittel. Mr. Landsittel has also previously entered into a non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Landsittel’s employment and for 12 months thereafter.

The foregoing description of the employment agreement with Mr. Landsittel is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 22, 2017, by and between Blueprint Medicines Corporation and Michael Landsittel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated November 22, 2017, by and between Blueprint Medicines Corporation and Michael Landsittel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: November 22, 2017	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
President and Chief Executive Officer